                                                               EXHIBIT 10.11


                                  OFFICE LEASE



                                     BETWEEN



           BSDAL I LIMITED PARTNERSHIP, A GEORGIA LIMITED PARTNERSHIP,
                                    LANDLORD


                                       AND


            MARKETING SPECIALISTS SALES COMPANY, A TEXAS CORPORATION,
                                     TENANT




                                 April 27, 1998

                                  LEASE SUMMARY




DATE:              APRIL 27, 1998


LANDLORD:          BSDAL I LIMITED PARTNERSHIP, a Georgia limited partnership


TENANT:            MARKETING SPECIALISTS SALES COMPANY, a Texas corporation


SUITE NUMBER:      200

LEASED PREMISES
AND FLOOR(S):      32,756 square feet of Rentable Area located on the 2nd floor


AREA OF THE LEASED PREMISES:       FLOOR(S)          USABLE AREA      RENTABLE AREA
                                     2nd               29,778           32,756

                             TOTAL   2ND               29,778           32,756



RENTABLE AREA OF THE BUILDING:              124,358 square feet of Rentable Area


TENANT'S SHARE:                             26.34%


LEASE TERM:                                 Five (5) Years


COMMENCEMENT DATE:                          October 1, 1998


EXPIRATION DATE:                            September 30, 2003


BASE RENT:

  Portion              Annual Base          Annual Base         Monthly Base
of Lease Term           Rental/RSF            Rental              Rental
Months 1-60:            $22.00              $720,632.00         $60,052.67

ROOF RENT
[EXHIBIT E, PARAGRAPH 7]:                     $150.00/month

SECURITY DEPOSIT:                             $0


TENANT'S BROKER AND                           THE STAUBACH COMPANY
ADDRESS FOR                                   Southwest Corporate Services
NOTICES:                                      6750 LBJ Freeway,  Suite 110
                                              Dallas, Texas  75240


TENANT'S ADDRESS FOR                          Prior to Commencement Date:
NOTICES:                                      MARKETING SPECIALISTS SALES COMPANY
                                              16251 Dallas Parkway
                                              Dallas, Texas 75248
                                              Attn:  Mr. Brad Moore

                           with a copy to:    RICHMONT
                                              16251 Dallas Parkway
                                              Dallas, Texas 75248
                                              Attn:  Alan W. Tompkins, Esq., Associate General Counsel

                                              Commencement Date and thereafter:
                                              MARKETING SPECIALISTS SALES COMPANY
                                              16251 Dallas Parkway
                                              Dallas, Texas 75248
                                              Attn:  Mr. Brad Moore

                           with a copy to:    RICHMONT
                                              16251 Dallas Parkway
                                              Dallas, Texas 75248
                                              Attn:  Alan W. Tompkins, Esq., Associate General Counsel

LANDLORD'S ADDRESS FOR                        BSDAL I LIMITED PARTNERSHIP
NOTICES:                                      50 Glenlake Parkway, Suite 520
                                              Atlanta, Georgia 30328
                                              Attn:  Mr. Jimmy Barry

                           with a copy to:    Parker, Hudson, Rainer & Dobbs LLP
                                              285 Peachtree Center Avenue
                                              1500 Marquis Two Office Tower
                                              Atlanta, Georgia 30303
                                              Attn:  Kenneth H. Kraft, Esq.

PARKING SPACES:                               Four (4) spaces for each 1,000 square feet of Usable Area of the Leased Premises


LANDLORD'S ALLOWANCE:                         $20.00 per square foot of Rentable Area of Leased Premises, for total Landlord's
[EXHIBIT D]                                   Allowance of $655,120.

                                   LEASE INDEX

                                                                                                              PAGE
ARTICLE I. LEASED PREMISES....................................................................................- 1 -
         1.1      LEASE OF LEASED PREMISES....................................................................- 1 -
         1.2      PREPARATION OF LEASED PREMISES..............................................................- 2 -
ARTICLE II.  TERM  AND RENT ..................................................................................- 3 -
         2.1      TERM........................................................................................- 3 -
         2.2      BASE RENT...................................................................................- 5 -
         2.3      ADDITIONAL RENT.............................................................................- 6 -
ARTICLE III.  SECURITY DEPOSIT ...............................................................................- 9 -
ARTICLE IV.  USE AND ACCEPTANCE ..............................................................................- 9 -
         4.1      USE.........................................................................................- 9 -
         4.2      ADA........................................................................................- 10 -
         4.3      ACCEPTANCE.................................................................................- 11 -
ARTICLE V.  OPERATIONS:  UTILITIES:  SERVICES ...............................................................- 12 -
         5.1      OPERATION..................................................................................- 12 -
         5.2      HOURS OF OPERATION.........................................................................- 12 -
         5.3      UTILITIES AND SERVICES.....................................................................- 12 -
         5.4      INTERRUPTION OF SERVICES...................................................................- 14 -
         5.5      METERING ELECTRICITY.......................................................................- 14 -
ARTICLE VI.  REPAIRS AND MAINTENANCE ........................................................................- 15 -
         6.1      LANDLORD'S OBLIGATIONS.....................................................................- 15 -
         6.2      TENANT'S OBLIGATIONS.......................................................................- 15 -
ARTICLE VII.  ALTERATIONS:  TENANT'S PROPERTY ...............................................................- 16 -
         7.1      ALTERATIONS BY TENANT......................................................................- 16 -
         7.2      CONTRACTORS' INSURANCE REQUIREMENTS........................................................- 16 -
         7.3      TENANT'S PROPERTY..........................................................................- 16 -
ARTICLE VIII.  HAZARDOUS MATERIALS ..........................................................................- 17 -
         8.1      TENANT'S OBLIGATIONS AND LIABILITIES.......................................................- 17 -
         8.2      DEFINITION.................................................................................- 17 -
         8.3      INSPECTION.................................................................................- 17 -
         8.4      DEFAULT....................................................................................- 18 -
         8.5      LANDLORD WARRANTY..........................................................................- 18 -
ARTICLE IX.  ASSIGNMENT AND SUBLETTING.......................................................................- 18 -
ARTICLE X.   CASUALTY OR EMINENT DOMAIN  ....................................................................- 20 -
         10.1     DAMAGE TO PROPERTY.........................................................................- 20 -
         10.2     RENT ABATEMENT.............................................................................- 21 -
         10.3     EMINENT DOMAIN.............................................................................- 21 -
ARTICLE XI.  INDEMNIFICATION AND INSURANCE...................................................................- 22 -
         11.1     INDEMNIFICATION............................................................................- 22 -
         11.2     TENANT'S INSURANCE.........................................................................- 23 -
         11.3     SURVIVAL OF INDEMNITIES....................................................................- 23 -
         11.4     LANDLORD'S INSURANCE.......................................................................- 23 -
ARTICLE XII.  RIGHT OF ENTRY ................................................................................- 23 -
ARTICLE XIII.  PROPERTY LEFT ON THE LEASED PREMISES .........................................................- 24 -

ARTICLE XIV.  SIGNS AND ADVERTISEMENTS ......................................................................- 24 -
ARTICLE XV.  NOTICES ........................................................................................- 24 -
ARTICLE XVI.  MECHANIC'S LIENS...............................................................................- 25 -
ARTICLE XVII.  SUBORDINATION; ATTORNMENT; NONDISTURBANCE ....................................................- 25 -
         17.1     SUBORDINATION..............................................................................- 25 -
         17.2     ATTORNMENT.................................................................................- 26 -
         17.3     CONFIRMING AGREEMENT.......................................................................- 26 -
         17.4     NONDISTURBANCE.............................................................................- 26 -
ARTICLE XVIII.  COMPLIANCE WITH LAW AND RULES AND REGULATIONS ...............................................- 26 -
ARTICLE XIX.  LANDLORD'S LIEN ...............................................................................- 27 -
ARTICLE XX.  ESTOPPEL CERTIFICATE ...........................................................................- 27 -
ARTICLE XXI.  HOLDING OVER ..................................................................................- 28 -
ARTICLE XXII.  TENANT'S STATUS ..............................................................................- 28 -
         22.1     POWER AND AUTHORITY........................................................................- 28 -
         22.2     AUTHORIZATION..............................................................................- 28 -
ARTICLE XXIII.  DEFAULTS AND REMEDIES .......................................................................- 29 -
         23.1     DEFAULT BY TENANT..........................................................................- 29 -
         23.2     LANDLORD REMEDIES..........................................................................- 29 -
         23.3     REMEDIES CUMULATIVE........................................................................- 31 -
         23.4     MISCELLANEOUS..............................................................................- 31 -
         23.5     ATTORNEY'S FEES............................................................................- 32 -
         23.6     LANDLORD'S DEFAULT.........................................................................- 32 -
         23.7     TENANT'S REMEDIES..........................................................................- 32 -
ARTICLE XXIV.  MISCELLANEOUS ................................................................................- 33 -
         24.1     NO PARTNERSHIP.............................................................................- 33 -
         24.2     NO REPRESENTATIONS BY LANDLORD.............................................................- 33 -
         24.3     ABANDONMENT................................................................................- 33 -
         24.4     SEVERABILITY OF PROVISIONS.................................................................- 33 -
         24.5     INTERIOR CONSTRUCTION......................................................................- 34 -
         24.6     RELOCATION OF LEASED PREMISES..............................................................- 34 -
         24.7     BENEFITS AND BURDENS.......................................................................- 34 -
         24.8     WAIVER OF SUBROGATION.  ...................................................................- 34 -
         24.9     LANDLORD'S LIABILITY.......................................................................- 34 -
         24.10    BROKERAGE..................................................................................- 35 -
         24.11    RECORDING..................................................................................- 35 -
         24.12    GOVERNMENTAL SURCHARGE.....................................................................- 35 -
         24.13    SPECIAL PROVISIONS.........................................................................- 35 -
         24.14    ENTIRE AGREEMENT...........................................................................- 35 -
         24.15    FORCE MAJEURE..............................................................................- 35 -
         24.16    QUIET ENJOYMENT............................................................................- 35 -
         24.17    CHOICE OF LAW..............................................................................- 36 -
         24.18    CONSENT....................................................................................- 36 -
         24.19    RIGHT OF OFFSET............................................................................- 36 -
         24.20    PRIME RATE.................................................................................- 37 -
         24.21    EXHIBITS...................................................................................- 37 -
         24.22    TIME OF ESSENCE............................................................................- 37 -

                                    EXHIBITS

A        -        LEGAL DESCRIPTION

B        -        FLOOR PLAN OF LEASED PREMISES

C        -        RULES AND REGULATIONS

D        -        TENANT IMPROVEMENT AGREEMENT

                  D-1      BASE BUILDING CONDITION

                  D-2 SCHEDULE FOR PLANNING, PRICING AND CONSTRUCTION OF TENANT IMPROVEMENTS

                  D-3      SUPPLEMENT TO BASE BUILDING CONDITION

                  D-4 LIST OF APPROVED GENERAL CONTRACTORS AND SPECIALTY TRADE SUBCONTRACTORS

E        -        ADDITIONAL PROVISIONS

                  E-1      FIRST REFUSAL AREA

                  E-2      RESERVED PARKING SPACES

                  E-3      LETTER OF CREDIT AMORTIZATION SCHEDULE

                  E-4      APPROVED LETTER OF CREDIT FORM

F        -        BOMA STANDARDS (1989 VERSION)

G        -        COMMENCEMENT DATE AGREEMENT

H        -        OPERATING EXPENSE EXCLUSIONS

I        -        PLAT FOR SIGN LOCATION

J        -        SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

K        -        LIST OF MORTGAGES

L        -        JANITORIAL SPECIFICATIONS

                                  OFFICE LEASE


                  THIS LEASE, is made and entered into on this 27 day of April, 1998, between BSDAL I LIMITED PARTNERSHIP, a Georgia limited partnership ("Landlord"), and MARKETING SPECIALISTS SALES COMPANY ("Tenant"), a Texas corporation.

                           ARTICLE I. LEASED PREMISES

         1.1      LEASE OF LEASED PREMISES.

                  (a) Landlord, in consideration of the rents and of the terms and conditions hereinafter contained, does hereby lease to Tenant, and Tenant does hereby rent from Landlord, subject to the provisions of Paragraphs 1.1(c), 1.2 and Exhibit D hereto, the entire second (2nd) floor (the "Leased Premises") of the building known as the 17855 Briargrove Place ("Building"). The Leased Premises are projected to have approximately 32,756 square feet of Rentable Area (as hereinafter defined), with the exact Rentable Area of the Leased Premises to be determined in accordance with Paragraph 1.1(b). The Building which is situated at the northwest corner of Briargrove Lane and the North Dallas Tollway, Dallas, Texas, on the land described on Exhibit A hereto ("Property"), and the floor plan of the Leased Premises is attached as Exhibit B hereto.

                  (b) After Landlord and Tenant have approved the "Drawings and Specifications" for the Leased Premises as provided in Exhibit D hereto, Landlord shall cause its architect to measure the "Usable Area" of the Leased Premises and the Building in accordance with the Standard Method for Measuring Floor Area in Office Buildings, American National Standard ANSI Z65.1-1980 (Reaffirmed 1989), approved by the American National Standards Institute, Inc. on June 21, 1989, published by the Building Owners and Managers Association, and attached as Exhibit F hereto. Tenant shall have ten (10) days after receipt of such certification to confirm the calculations of Landlord's architect and to notify Landlord of any objection thereto; if Tenant fails to notify Landlord of any such objections within such ten (10) day period, then the certification of Landlord's architect shall be deemed confirmed by Tenant and binding on both parties hereto. If Landlord and Tenant are unable to agree upon the Usable Area of the Leased Premises or any other portion of the Building, either party may submit the subject matter of their dispute to binding arbitration by the American Arbitration Association office in Dallas, Texas in accordance with the rules thereof. The "Rentable Area" of the Leased Premises, for all purposes of this Lease, shall be the sum of (i) the Usable Area of the portion of the Leased Premises, if any, located on any floor of the Building leased entirely by Tenant multiplied by 1.10, plus (ii) the Usable Area of the portion of the Leased Premises, if any, located on any floor not leased entirely by Tenant multiplied by 1.15. After Landlord's architect certifies its calculation of the Usable Area of the Leased Premises and Tenant has confirmed, or is deemed to have confirmed, such calculations, all calculations set forth in the Lease based on the area of the Leased Premises, including, without limitation,

         Base Rent, Tenant's Share and Landlord's Allowance for Tenant Improvement Costs, shall be adjusted based on the Usable Area certified by Landlord's architect and the Rentable Area determined as provided above.

                  (c) Landlord warrants and represents (subject to the exclusions set forth in Section 2.08 of Exhibit D respecting Drawings and Specifications) that the Building, all systems therein, all Common Areas (as defined in Paragraph 2.3(b)(iii)) located on the Property, and the Tenant Improvements (as hereinafter defined in Paragraph 2.1) to the Leased Premises to be constructed and installed pursuant to the provisions of the Tenant Improvement Agreement attached as Exhibit D hereto and Tenant's use thereof for general office purposes shall be in compliance in all material respects with all applicable governmental codes and regulations, all zoning and other land use matters, all building codes (including, without limitation, Title III of the American with Disabilities of Act of 1990 and the Texas Architectural Barriers Act) as in effect on the Fixturing Date and all Building systems and equipment and the Tenant Improvements will be in first class condition and good operating order consistent with Class "A" office buildings (constructed since 1992) within the North Dallas Tollway/LBJ Freeway corridor in Dallas, Texas, on the Commencement Date. The warranties and representations of Landlord set forth in this Paragraph 1.1(c) shall expire and be of no further force or effect as of the first (1st) anniversary of the date of Substantial Completion (as defined in Exhibit D) of the Tenant Improvements.

         1.2      PREPARATION OF LEASED PREMISES.

                  (a) Landlord shall construct or install in the Leased Premises the Tenant Improvements, as defined in and to be constructed or installed pursuant to the provisions of the Tenant Improvement Agreement which is attached hereto as Exhibit D. Landlord and Tenant agree to comply with all of the terms and provisions of the Tenant Improvement Agreement, including, without limitation, the obligation to pay, as additional rental, all amounts due Landlord under Paragraph 3 thereof according to the payment procedures contained therein.

                  (b) If Tenant causes the improvements to the Leased Premises to exceed in value the value of the Base Building Condition plus Landlord's Allowance for Tenant Improvement Costs (as such terms are defined in the Tenant Improvement Agreement), and if the installation or construction of such improvements causes an increase in the ad valorem taxes on the Building, then Tenant shall pay from time to time, as additional rental, any such increase in ad valorem taxes on demand of Landlord, provided, however, that Tenant shall have no liability hereunder for any such increase in ad valorem taxes unless the Tenant Improvement Costs exceed $30.00 per square foot of Rentable Area of the Leased Premises.

                            ARTICLE II. TERM AND RENT

         2.1      TERM.

                  (a) This Lease Agreement shall continue in full force for a period beginning on the Commencement Date (as hereinafter defined) and ending on the date (the "Expiration Date") that is five (5) years after the Commencement Date ("Term"). The Commencement Date is defined as 12:01 a.m. on the date that is one hundred twenty (120) days (the "Move-in Period") after the earlier to occur of (i) the date upon which the improvements to be constructed by Landlord in the Leased Premises pursuant to the Tenant Improvement Agreement attached hereto as Exhibit D hereto (the "Tenant Improvements") are "Substantially Complete" (as that term is defined in Exhibit D), or (ii) the date the Tenant Improvements would have been Substantially Complete but for delays caused by Tenant (such as, by way of illustration and not limitation, selection of long lead-time items, delays in approving drawings and specifications and construction budgets, failure to cooperate with the contractors completing the Tenant Improvements and failure to complete installation of cabling and other fixtures and equipment); provided, however, that no Tenant delays will be deemed to have occurred unless and until Tenant has received notice of such delay from Landlord and Tenant has failed to correct such delay within the following time periods after receipt of such notice:

                  with respect to design-related delays (such as selection of long lead-time items): three (3) business days;

                  with respect to failure to meet scheduled deadlines: no notice or cure for Tenant; and

                  with respect to field problems or other delays: one (1) business day;

         and further provided that such occurrence actually causes a delay in Landlord's completion of the Tenant Improvements as evidenced by a change order issued to Landlord's Contractor extending the contract completion date for the Tenant Improvements, except, however, if Landlord delays certain work in order to accommodate completion of Tenant's Work (such as by way of illustration and not limitation, deferring installation of ceiling tiles to facilitate any work Tenant desires to perform in the plenum area), delay in completing such work shall be deemed a delay caused by Tenant. Such earlier date determined pursuant to clauses (i) and (ii) of the immediately preceding sentence is herein referred to as the "Fixturing Date." Tenant Improvements to the Leased Premises shall be deemed "Substantially Complete" when Landlord has obtained a temporary or permanent Certificate of Occupancy for the Leased Premises or other document sufficient for Tenant's legal occupancy of the Leased Premises and Tenant's Architect (as defined in Exhibit D) has issued a Certificate of Substantial Completion (as defined in Exhibit D). Notwithstanding the immediately preceding sentence, if Landlord believes that the Tenant Improvements were "Substantially Complete" prior to the date so certified by Tenant Architect's in its Certificate of Substantial Completion, Landlord may submit the issue of when the Tenant Improvements were "Substantially Complete" to binding arbitration by the American Arbitration Association office in Dallas, Texas in accordance with the rules thereof. Tenant's certification of the date of "Substantial Completion" shall be given no greater weight than other evidence presented in such arbitration proceeding. Such arbitration must select as the date of Substantial Completion either the date asserted by Landlord or the date stated in Tenant's Architect's Certificate of Substantial Completion. Pending the outcome of any such arbitration, the obligations of Tenant shall be determined on an interim basis using the date that is most closely in the middle between Landlord's date and Tenant's Architect's date (if two dates are most closely in the middle, then the parties shall use the later of those two dates), and all obligations of Tenant hereunder shall be adjusted between Landlord and Tenant within fifteen (15) days after the decision of the arbitration panel is delivered to Landlord and Tenant. Furthermore, in no event shall the Tenant Improvements be deemed "Substantially Complete" as of a date later than the date that is thirty (30) days prior to the first day on which Tenant opens the Leased Premises for the conduct of business to the public for the first time. Landlord and Tenant agree, upon request by the other, to execute and deliver a Commencement Date Agreement stating the actual date on which the term commences in the form attached hereto as Exhibit G.

                  (b) Notwithstanding the provisions of Paragraph 2.1(a), if, for any reason, Landlord cannot deliver possession of the Leased Premises to Tenant on the Fixturing Date, Landlord shall not be subject to any liability, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder except as otherwise provided herein. If Landlord is unable to deliver possession of the Leased Premises by the Fixturing Date for any reason other than delay caused by Tenant (including changes in the Drawings and Specifications), the Fixturing Date, the Commencement Date and the Expiration Date shall each be postponed by the number of days delivery of possession of the Leased Premises is so delayed. The remedies provided herein shall be Tenant's only remedy for Landlord's failure to deliver possession of the Leased Premises; provided, however, that Tenant shall receive two (2) days of free rent for each day after June 15, 1998 (as such date may be postponed due to delays caused by Tenant and Force Majeure) that Substantial Completion of the Tenant Improvements has not occurred; and provided further that the Move-in Period shall be extended by one (1) day for each day that Tenant is delayed in installing its cabling (beyond June 1, 1998) or its furniture, fixtures or equipment (beyond June 15, 1998) because of a delay caused by Landlord or Force Majeure occurring during the Move-In Period. No Landlord delay shall be deemed to have occurred, however, unless and until Landlord has received notice of such delay from Tenant and Landlord has failed to correct such delay within the same applicable period after receipt of such notice as provided for Tenant in Paragraph 2.1(a) above. Except as aforesaid, no delay of possession shall operate to relieve Tenant of Tenant's obligations to Landlord (including the payment of rent and other amounts) as provided in this Lease. Notwithstanding the foregoing, if the Fixturing Date has not occurred on or before September 1, 1998 (which deadline shall be deferred one (1) day for each day of delay caused by Tenant or Force Majeure), Landlord shall pay to Tenant as liquidated damages and not as penalty the sum of Twenty Five Thousand and No/100 Dollars

         ($25,000.00) for each month or part thereof beyond August 1, 1998 (or such later date to account for delays caused by Tenant or Force Majeure, as aforesaid) that the Fixturing Date is delayed. Said amounts shall be paid to Tenant within thirty (30) days after written demand therefor, or, at Tenant's option, Tenant may offset such liquidated damages from the Base Rent (as defined below) and/or Additional Rent (as defined below) due hereunder until same has been paid in full. If the Fixturing Date has not occurred on or before December 1, 1998 (which deadline shall be deferred one (1) day for each day of delay caused by Tenant or Force Majeure), Tenant, at its option at any time thereafter but prior to the Fixturing Date, may terminate this Lease by notice to Landlord and both parties shall thereupon be released from all obligations under this Lease.

                  (c) From and after June 1, 1998 (subject to Force Majeure and delays caused by Tenant), Tenant shall have the right to enter the Leased Premises concurrently with Landlord's completion of the Tenant Improvements for the purpose of installing cabling and other related above-ceiling work in the Leased Premises. All provisions of this Lease shall apply to Tenant's use and occupancy of the Leased Premises from and after the time when Tenant makes its entry; provided, however, that such occupancy shall be free of Base Rent and other charges hereunder until the Commencement Date. Notwithstanding the foregoing, if Tenant enters the Leased Premises prior to the Fixturing Date, Tenant shall not perform any work if, in Landlord's reasonable judgment, the performance of such work would interfere with or result in a delay in the Substantial Completion of the Tenant Improvements. From and after the Fixturing Date, Tenant shall have the right to occupy the Leased Premises to install furniture, fixtures and equipment, and thereafter to conduct business from the Leased Premises. Such period from the Fixturing Date to the Commencement Date shall be free of Base Rent or Additional Rent, but shall otherwise be subject to and in accordance with all of the terms and conditions of this Lease.

         2.2 BASE RENT. For the use and occupancy of the Leased Premises, Tenant shall pay rent to Landlord starting on the Commencement Date of the Lease Term at an annual rate of Twenty-Two and No/100 Dollars ($22.00) per square foot of Rentable Area (the "Base Rent") of the Leased Premises, payable in twelve (12) equal monthly installments, in advance, on the Commencement Date and the first day of each month thereafter during the Term hereof; provided, however, that Base Rent for any partial calendar month during the Term shall be prorated on a per diem basis. Base Rent and all other sums, whether designated Additional Rent or otherwise, payable to Landlord under this Lease shall be payable in U.S. Dollars at the office of Landlord, or at such other place or places as Landlord may designate in writing. All rent payable under this Lease shall be paid by Tenant without notice or demand, both of which are expressly waived by Tenant. Rent and other monies due Landlord under this Lease not paid when due shall bear interest at the "Prime Rate" (as defined in Paragraph 24.20) plus two percent (2%) per annum (but not in excess of the maximum lawful rate) from the date the same is due until paid. Base Rent payable under this Lease shall be paid in advance by Tenant in monthly installments as set forth above without demand, offset or deduction, except as otherwise expressly provided in this Lease.

         2.3      ADDITIONAL RENT

                  (a) It is understood that the Base Rent set forth in Paragraph
         2.2 of the Lease was negotiated in anticipation that the operating expenses (including taxes but excluding electricity, which shall be separately charged to Tenant as provided in Paragraph 2.3(c) below) attributable to the Leased Premises would not exceed $6.17 per square foot of Rentable Area of Leased Premises (the "Operating Expense Base") during any calendar year of the Term. In order that the rent payable throughout the term of this Lease shall reflect any increase in such costs, Tenant agrees to pay to Landlord, as "Additional Rent," "Tenants Share" (as hereinafter defined) respecting increases in Operating Expenses and "Tenant's pro rata share" (as hereinafter defined) of electricity costs as provided in Paragraph 2.3(c) below.

                  (b)      Definitions

                           (i) "Tenant's Share" shall mean the amount of
                  Tenant's pro rata share of the increase in Operating Expenses over the Operating Expense Base during each calendar year (calculated on a square foot of Rentable Area basis annualized to ninety-five percent (95%) occupancy of the total Rentable Area of the Building as provided in clause (ii) below). "Tenant's pro rata share," for purposes of this Lease, shall be equal to the proportion which the Rentable Area of the Leased Premises bears to the greater of (i) the actual area under lease in the Building or (ii) ninety-five percent (95%) of the total Rentable Area of the Building. Tenant's Share shall be paid as Additional Rent as provided in this Paragraph 2.3.

                           (ii) Operating Expenses shall be computed based on
                  expenses incurred or paid on behalf of Landlord and determined in accordance with generally accepted accounting principles which shall be consistently applied. Subject to the limitations hereinafter set forth respecting the matters described in Exhibit H hereto, "Operating Expenses" shall mean all expenses, costs and disbursements of every kind which Landlord shall pay in connection with the operation of the Building, including but not limited to gas, oil, steam, chilled water, coal or any other energy sources utilized for the operational use and maintenance of the Building (but expressly excluding electricity), outside services including window cleaning, carpet cleaning, drapery or venetian blind cleaning, security, rental of equipment, personal property repairs, maintenance of the Building, equipment, supplies, materials, administrative expenses, legal and professional fees, insurance, real estate taxes, property taxes, special assessments, janitorial including salaries and wages and all other Tenant benefits and reasonable management fees. Operating Expenses shall include the cost, as reasonably amortized by Landlord with interest at the rate of ten percent (10%) per annum of the unamortized amount, of any capital improvement made after the completion of the initial construction of the Building which reduce other operating expenses, provided that the amount of such cost included in Operating Expenses in any given calendar year shall not exceed the amount by which Operating Expenses were reduced in such calendar year as a result of such expenditure. Operating Expenses shall not include the items set forth in the list of Operating Expense exclusions attached hereto as Exhibit H. If the average occupancy level of the Building was less than ninety-five (95%) percent of the total Rentable Area of the Building during a calendar year, the actual Operating Expenses, for that calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had ninety-five (95%) percent of the total Rentable Area of the Building been occupied.

                           (iii) The "Common Areas" are those areas which are
                  furnished and may be furnished from time to time in and on the Building for the general common and non-exclusive use of Tenant, their officers, agents, employees, customers, invitees and licensees, including, without limitation, delivery passages, pedestrian sidewalks and malls, passenger and service elevators, escalators, hallways, stairways, fire exits, comfort stations and lobby areas. The Building and its structural components (including doors and windows) shall be deemed part of the Common Areas notwithstanding that all parts or components thereof may not be capable of common and non-exclusive use.

                  If Landlord makes any capital improvement during the term of this Lease in order to comply with safety and/or any other requirements of any federal, state or local law or governmental regulation, then the Tenant's proportionate share of the reasonable annual amortization of the cost of such improvement and the interest necessary to amortize such costs shall be deemed an Operating Expense in each of the calendar years during which such amortization occurs, and Tenant shall be responsible for Tenant's pro rata share of any such charges; provided, however, that Tenant shall not have any obligation if such capital improvement is made necessary by any non-compliance by Landlord with any such law or regulation as in effect on the Fixturing Date.

                  (c) Electricity - In addition to Tenant's Share respecting increases in Operating Expenses, Tenant shall pay to Landlord, as a part of the Additional Rent hereunder, Tenant's pro rata share of the entire cost to Landlord of electricity provided to the Building.

                  (d) Payment of Additional Rent - Landlord shall make a reasonable estimate of the Additional Rent payable by Tenant for the upcoming year, and Tenant shall pay to Landlord the Additional Rent, as so estimated, without demand, deduction or set-off, in 12 equal monthly installments during each year, each such installment being due with installments of Base Rent.

                  (e) Adjustment of Additional Rent - If the Additional Rent paid by Tenant with respect to a calendar year, based upon Landlord's estimate, differs from the actual amount of Additional Rent due and payable for such year, as reflected in an operating statement for such year prepared by Landlord and delivered to Tenant, the difference shall be payable by Landlord or Tenant, as the case may be, in a lump sum on the first day of the second month following the month in which Landlord renders its operating statement to Tenant. Failure to give Tenant an actual operating statement shall not constitute a waiver by Landlord of its right to require an increase in Additional Rent.

                  (f) Verification of Operating Statement - Upon request by Tenant, and at Tenant's cost and expense, Landlord shall furnish Tenant such information as may be necessary for Tenant to verify Operating Expenses and shall cooperate in good faith with Tenant in verifying the operating statement. Within ninety (90) days after Tenant receives the operating statement, Tenant may contest the statement by written notice to Landlord, which notice shall specify the particular areas of Operating Expenses that Tenant desires to contest; provided, however, that no such contest shall entitle Tenant to withhold or delay amounts due to Landlord as set forth in the operating statement. If no such contest is made by written notice to Landlord delivered within such 90-day period, such statement shall be binding upon Tenant in all respects. If Tenant timely contests such statement, Tenant shall have the right to inspect and examine, at reasonable times during normal business hours, Landlord's books of account and records pertaining to the Operating Expenses of the Building for the calendar year in question, all at Tenant's sole cost and expense. Such inspection shall be conducted by an independent certified public accountant or by Tenant's accounting department, and in no event shall the inspector be compensated on a contingent fee basis. Such inspection shall be conducted in Landlord's office, at Tenant's expense, and shall be completed, with written notice to Landlord of the results thereof, by no later than forty-five (45) days after the date of Tenant's notice of contest delivered to Landlord pursuant to the foregoing provisions of this Paragraph 2.3(f); any matters not specifically disputed in the written notice filed with Landlord after such audit has been completed shall be final and binding upon Tenant in all respects. Landlord may have an agent or employee present during such inspection and audit. If the contest ultimately results in Landlord and Tenant agreeing that Tenant has overpaid Landlord for its share of Operating Expenses, such overpayment shall be refunded by Landlord to Tenant within thirty (30) days after the date such contest is so resolved.

                  (g) Operating Expenses Cap - Notwithstanding anything in this Paragraph 2.3 to the contrary, Tenant's Share of increases in "controllable" Operating Expenses (as that term is hereinafter defined) in any calendar year during the Term shall not exceed the amount by which (x) such "controllable" Operating Expenses attributable to the Leased Premises for the immediately preceding calendar year (grossed up as provided in Paragraph 2.3(b)(ii) and in Paragraph 2.3(j), if not a full calendar year, but in no event less than $3.37 per square foot of Rentable Area of the Leased Premises) multiplied by 105% exceeds (y) $3.37 per square foot of Rentable Area of the Leased Premises. For the purposes of this Paragraph 2.3(g), "controllable" Operating Expenses are defined to be all Operating Expenses other than those expenses the increase in which is beyond the reasonable control of Landlord. Without limiting the foregoing, (i) examples of increases in Operating Expenses that are beyond the reasonable control of Landlord include all increases in utility costs, insurance costs and property taxes, and
         (ii) examples of increases in Operating Expenses that are "controllable" include (A) all property management fees (which themselves shall be subject to a limitation as provided in

         Exhibit H hereto) and expenses, (B) security, maintenance and engineering costs, (C) legal, accounting, audit and related professional expenses, and (D) landscaping, janitorial, trash removal and related expenses; provided, however, that to the extent the foregoing expenses include labor costs that are directly affected by changes in the federal minimum wage law, increases in such labor costs that result from increases in the federal minimum wage shall not be deemed "controllable" costs. Landlord and Tenant further acknowledge and agree that the additional rent payable under Paragraph 2.3(c) above for electricity costs shall not be subject to any limitation under this Paragraph 2.3(g).

                  (h) Additional Rent -All costs and expenses which Tenant assumes and agrees to pay Landlord pursuant to this Lease shall be deemed Additional Rent, and, in the event of non-payment thereof, Landlord shall have all rights and remedies provided for in the case of non-payment of Base Rent.

                  (i) Operating Expense Differential - If the Operating Expenses attributable to the total Leased Premises in any calendar year of the Term are less than the Operating Expense Base ("Operating Expense Differential"), then the Operating Expense Differential for such calendar year shall be credited against the next payment or payments of rent or Additional Rent becoming due under this Lease until such credit is exhausted.

                  (j) Partial Year - If the Lease Term commences on a day other than January 1 of a calendar year or expires on a day other than December 31 of a calendar year, the Operating Expenses for any such partial year shall be "grossed up" to the amount that Operating Expenses would have been for the entire calendar year, and the amount of Additional Rent payable pursuant to this Paragraph 2.3, and the amount of any Operating Expense Differential payable to Tenant pursuant to Paragraph 2.3(i), shall be the product of multiplying the Additional Rent (or Operating Expense Differential) which otherwise would have been payable for the full calendar year by a fraction, the numerator of which is the actual number of days of the calendar year in question included within the Lease Term, and the denominator of which is 365.

                  (k) Survival - The expiration or termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Paragraph 2.3 to be performed subsequent to such expiration or termination.

                          ARTICLE III. SECURITY DEPOSIT

         [INTENTIONALLY DELETED]

                         ARTICLE IV. USE AND ACCEPTANCE

         4.1 USE. Tenant shall use the Leased Premises for general office purposes, and for no other purpose without the prior written consent of Landlord. Tenant will not use or occupy the

Leased Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the state in which the Leased Premises are located, and all other governmental units or agencies having jurisdiction over the property and the Leased Premises. Tenant agrees to conduct its business in a reputable manner. Tenant shall not cause, maintain or permit any storage outside of the Leased Premises other than in storage areas, if any, leased by Landlord to Tenant for such purposes (without Landlord having any obligation to do so), shall not commit or suffer any waste upon the Leased Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building. No use shall be made or permitted to be made of the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof. Tenant shall not sell, or permit to be kept or used, in or about the Leased Premises, any article which may be prohibited by the standard form of fire insurance policy. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance or reasonable fire and public liability insurance covering the Leased Premises, Building and appurtenances. Tenant agrees to pay to Landlord, as Additional Rent, any increase in premiums on policies which may be carried by Landlord covering damages to the Building and/or other improvement within the Leased Premises and loss of rent caused by fire and the perils normally included in extended coverage above the rates for the least hazardous type of occupancy of the Leased Premises for office operations, in addition to the payment required of Tenant pursuant to this Lease. Notwithstanding anything to the contrary in this Lease, and so long as Tenant's use of the Leased Premises is for general office purposes, Tenant shall have no liability for any such increase in premiums on said policies carried by Landlord. For avoidance of doubt, Landlord shall review the final drawings and specifications prepared by Tenant's Architect (as hereinafter defined in Exhibit D) during the time period for such review set forth in the schedule attached as Exhibit D-2 to Exhibit D. If Landlord fails to object within said review period, such failure to object shall be conclusive evidence that Tenant's general office use of the Leased Premises (if not modified during the Lease Term) will not cause any such increase in premiums for said policies and Tenant shall have no liability hereunder with respect to such general office use (if not modified as aforesaid).

         4.2 ADA. In connection with completion of the Tenant Improvements and thereafter, so long as this Lease continues in effect, Landlord will comply with Landlord's ADA Compliance Obligations and Tenant will comply with Tenant's ADA Compliance Obligations. For purposes of the foregoing, the following terms shall have the following meanings:

                  (a) "ADA Requirements" shall mean the requirements of Title III of the Americans with Disabilities Act of 1990 (the "Act"), the Texas Architectural Barriers Act (the "Texas Act") and all rules and regulations promulgated with respect thereto, as such Act, Texas Act and rules and regulations exist on the date of this Lease, and as the same may be amended thereafter from time to time.

                  (b) "Landlord's ADA Compliance Obligations" shall mean all required compliance with ADA Requirements with respect to the Building shell, access to the Building, all

         Building systems (including, without limitation, mechanical, electrical, plumbing, and elevator systems) all structural components of the Building, all Common Areas, and any other portions of the Building not located within the Leased Premises or the premises of any other tenant, other than such compliance made necessary by changes in use of or modifications to the Leased Premises by Tenant.

                  (c) "Tenant's ADA Compliance Obligations" shall mean, collectively (i) all required compliance with ADA Requirements with respect to tenant improvements located in the Leased Premises; plus
         (ii) all required compliance with ADA Requirements with respect to any other portion of the Building or Common Areas to the extent such compliance is made necessary solely by changes in use of or modifications to the Leased Premises by Tenant; provided, however, that Tenant shall not be obligated for compliance with ADA Requirements respecting the Building or Common Areas outside the Leased Premises resulting from modifications to the Leased Premises by Tenant unless Landlord informs Tenant of such compliance obligation at the time Landlord approves the plans for such modifications.

For purposes of this Paragraph 4.2, any Building-standard bathrooms located on a floor wholly occupied by Tenant, which, if located on a multi-tenant floor would be available for use by all tenants of the Building, shall be deemed Common Areas for purposes of this Paragraph 4.2 unless the design, lay-out or fixturing of such bathrooms has been modified by Tenant, in which event such bathrooms shall be deemed part of the Leased Premises for purposes of this Paragraph 4.2.

         4.3 ACCEPTANCE. The taking of possession of the Leased Premises by Tenant on the Fixturing Date shall be conclusive evidence that Tenant accepts the Leased Premises "as-is," and the Leased Premises were in good and satisfactory condition and suitable for the use intended by Tenant at the time such possession was taken, subject to:

                  (a) the provisions of the Certificate of Substantial Completion and the "Punch List" as prepared by Tenant's Architect (as hereinafter defined in Exhibit D);

                  (b) all of Landlord's warranties and obligations with respect to the Building and the Leased Premises as set forth elsewhere in this Lease and the Exhibits hereto (including those warranties set forth in Paragraph 1.1(c) and Section 2.08 of Exhibit D to this Lease); and

                  (c) any latent defects (i.e., defects not reasonably detectable by the inspection of the Leased Premises contemplated by
         Section 2.07 of Exhibit D to this Lease) in either the Base Building Condition or the Leased Premises not otherwise identified at the time of such possession, but, with respect to the Leased Premises only (and not the Base Building Condition), those defects must be identified in writing to Landlord not less than two (2) weeks prior to the first
         (1st) anniversary of the date of Substantial Completion of the Tenant Improvements.

                   ARTICLE V. OPERATIONS: UTILITIES: SERVICES

         5.1 OPERATION. Landlord shall operate the Building in accordance with standards customarily followed in the operation of comparable commercial office buildings in the Dallas, Texas area.

         5.2 HOURS OF OPERATION. The Building will be open from 7:30 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturday, holidays excepted ("Business Hours"). The Building will be closed on Sundays and on the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other days as are locally observed by landlords in comparable commercial office buildings in the Dallas, Texas area. Tenant shall have access to the Leased Premises 24 hours per day every day of the week.

         5.3 UTILITIES AND SERVICES. Landlord shall provide Tenant with the following utilities and services:

                  (a) Central heat and air-conditioning, in season, during Business Hours at such temperatures and in such amounts as may be required to reasonably heat or cool the Leased Premises at expected occupant densities for a Class "A" office environment under normal outside weather conditions (for the time of year), subject to and in accordance with the "HVAC Design Criteria" specified in Exhibit D-3 to Exhibit D hereto. Landlord reserves the right to prohibit the use of machines and equipment that would cause Tenant's use of the Leased Premises to exceed the HVAC Design Criteria, unless and until arrangements are made by Tenant, acceptable to Landlord, to obtain and install in the Leased Premises at Tenant's cost supplementary air-conditioning equipment, and the cost of operation and maintenance of such equipment shall be paid by Tenant on the Base Rent payment dates at Landlord's cost therefor (without profit mark-up by Landlord). For avoidance of doubt, Landlord shall review the final drawings and specifications prepared by Tenant's Architect (as hereinafter defined in Exhibit D) during the time period for such review set forth in the schedule attached as Exhibit D-2 to Exhibit D, and shall also review such equipment specifications as provided to Landlord prior to such review period. If Landlord fails to object within said review period to the use of the equipment specified by Tenant in such specifications, such failure to object shall constitute Landlord's agreement that, as long as the Tenant Improvements are completed in accordance with the reviewed plans and specifications, and are not modified, Landlord will not require supplemental HVAC service to be installed and operated at Tenant's expense solely by reason of the installation and use by Tenant of such equipment of the types and in the quantities so specified, unless such supplemental HVAC service is desired by Tenant. Landlord and Tenant acknowledge that Tenant may not provide to Landlord specifications or quantities as to every piece of equipment that Tenant intends to use in the Leased Premises and that Landlord's consulting engineer may make reasonable assumptions respecting equipment for which no specifications or quantities are provided. The protections afforded Tenant by, and the limitations of

         Landlord's rights set forth in, the preceding provisions of this paragraph are conditioned upon, limited by and subject to the accuracy of such reasonable assumptions, and Landlord will not be bound to the extent such reasonable assumptions are not correct. Should Tenant desire either heating or air-conditioning at times other than Business Hours, Landlord shall furnish such services as requested by Tenant upon not less than six (6) hours notice from Tenant, which charges Tenant shall promptly pay upon invoice from Landlord. Payments for such additional services shall be deemed additional rental due from Tenant. Landlord and Tenant agree that the rate to be charged to Tenant during the first twelve (12) months of the Lease Term for heating, air conditioning and ventilating service during hours other than Business Hours shall be Thirty and No/100 Dollars ($30.00) per hour per floor. Any increase in such charge thereafter shall include only actual increases in the cost to Landlord of providing such after-hours service (without profit markup by Landlord).

                  (b) Hot and cold water to serve the Leased Premises as required for lavatory and drinking purposes and such other uses as are permitted pursuant to this Lease.

                  (c) Janitorial services five (5) nights per week (as determined by Landlord), excluding holidays, in accordance with the janitorial specifications attached as Exhibit L hereto.

                  (d) Electricity to the Leased Premises sufficient to meet the "Electrical Design Criteria" as defined in Exhibit D-3 to Exhibit D attached hereto.

                  (e) Standard passenger and freight elevator service, if applicable, when the Building is open, and at least one passenger elevator when the Building is closed.

                  (f) Security for the Building, which shall consist of (i) a card-key access system limiting access to the Building during other than Business Hours and (ii) a roving night guard who cruises the Building and parking areas between the hours of 4:00 p.m. and 11:59 p.m., Monday through Friday, and 8:00 a.m. and 1:00 p.m. on Saturday.

                  (g) Building standard routine maintenance of all common and service areas of the Building and of the elevators, mechanical, electrical (including replacement of Building standard fluorescent and incandescent bulbs in the Common Areas of the Building and throughout the Leased Premises), plumbing, and other standard component systems and equipment of the Building.

Landlord shall not be obligated to furnish services or utilities, other than those specified in this Paragraph 5.3. If Landlord elects to furnish services or utilities requested by Tenant in addition to those specified in this Paragraph 5.3, Tenant shall pay to Landlord a charge therefor as hereinafter provided within ten (10) days after receipt of Landlord's invoices therefor. If Tenant shall fail to make any such payment, Landlord may, upon written notice to Tenant as provided in Paragraph 23.1 of this Lease, and in addition to Landlord's other remedies under this Lease, discontinue any or all of the additional services. Except as otherwise expressly provided in this Lease, all additional utilities and services shall be provided at a rate equal to Landlord's cost in providing such utilities and services (without profit markup by Landlord).

         5.4 INTERRUPTION OF SERVICES. Landlord shall not be in default under this Lease and shall not be liable to Tenant for failure to provide services pursuant to this Article if failure to provide the services is caused by factors outside of Landlord's reasonable control. Notwithstanding the foregoing or anything to the contrary in this Lease, in the event of an interruption for any reason other than Force Majeure or act or omission by Tenant or its agents, employees or contractors in the aforementioned central heat and air conditioning, plumbing, or electrical services serving the Leased Premises which renders the Leased Premises or any part thereof not reasonably usable by Tenant (and such part of the Leased Premises is in fact not used by Tenant solely by reason of such interruption, except for such limited use as Tenant may require on an emergency basis) in the ordinary conduct of its business for any period in excess of five (5) consecutive business days after Landlord has received written notice from Tenant as provided in Paragraph 23.1 of this Lease of such interruption, Base Rent and Additional Rent shall be abated proportionately thereafter until such time as Landlord restores such interrupted utilities and services or otherwise provides substantially the same service by temporary or alternative means (such temporary or alternative service reasonably allowing Tenant to use the Leased Premises for general office purposes in a manner consistent with such use under circumstances in which such temporary or alternative means are not required). If such interruption of the utilities and services renders the entire Leased Premises not reasonably usable (and the Leased Premises are in fact not used by Tenant solely by reason of such interruption, except for such limited use as Tenant may require on an emergency basis) for a continuous period in excess of forty-five (45) consecutive business days, or for ninety (90) or more business days (whether or not consecutive) in any twelve (12) month period, in each case following such written notice to Landlord of each occurrence of such interruption, then, in addition to any rental abatement, Tenant shall be entitled to terminate this Lease by giving Landlord twenty-four (24) hours written notification, to be given during such period of interruption, and Tenant shall have no further obligation or liability to Landlord under this Lease (other than amounts outstanding under this Lease that existed prior to the interruption of such utilities and services).

         5.5 METERING ELECTRICITY. If Landlord shall determine that Tenant's proposed or actual consumption of electricity is in excess of what the standard consumption would be for general office use during Business Hours, then Landlord may either charge Tenant directly for such excess services or require Tenant to enter into a contract for electrical service to the Leased Premises directly with the provider of electrical service to the Building. Tenant shall pay the entire cost and expense of installing and maintaining meters, panels, wiring and other items required to accommodate excess services to Tenant. For avoidance of doubt and notwithstanding the foregoing, Landlord shall review the Drawings and Specifications prepared by Tenant's Architect and any equipment specifications and quantities provided by Tenant to Landlord five (5) days after Tenant furnishes same to Landlord (per the schedule in Exhibit D-2 to Exhibit D) to determine if Tenant's estimated consumption of electricity during Business Hours with respect to the quantities of equipment so disclosed to Landlord will exceed the "Electrical Design Criteria" (as specified in Exhibit D-3 to

Exhibit D) and shall advise Tenant of its findings. If Landlord's review determines that Tenant's estimated consumption of electricity will not exceed the Electrical Design Criteria, such determination shall be conclusive evidence that Tenant's actual consumption of electricity will not require supplemental metering, and Landlord shall have no right (i) to charge Tenant directly for such excess services with respect to the use of such equipment in such quantities during Business Hours, (ii) to require Tenant to enter into a contract for electrical service with respect to such equipment use, or (iii) to require Tenant to pay for separate metering with respect to such equipment use. If Landlord's review determines that Tenant's estimated consumption of electricity will exceed the Electrical Design Criteria, Tenant shall have the option of revising its Drawings and Specifications and its equipment specifications and quantities to reduce its estimated consumption of electricity. Landlord shall not charge Tenant for consumption of electricity that is separately metered pursuant to this paragraph in an amount greater than Landlord's average cost at the Building for electrical consumption during the period for which such charge is assessed (without profit mark-up by Landlord), which charges Tenant will promptly pay upon invoice from Landlord. If Tenant disputes Landlord's requirement for any supplemental metering of electricity, then either party may submit the subject matter of such dispute to binding arbitration by the American Arbitration Association office in Dallas, Texas, in accordance with the Construction Industry Rules thereof.

                       ARTICLE VI. REPAIRS AND MAINTENANCE

         6.1 LANDLORD'S OBLIGATIONS. Landlord shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon the structural components and elements, and electrical, plumbing and mechanical systems (including such electrical, plumbing and mechanical systems installed within the Leased Premises as part of the Base Building Systems and Tenant Improvements pursuant to Exhibit D-1 and, in part, Exhibit D-3 of Exhibit D, but not including supplemental HVAC equipment or systems installed solely pursuant to Section 5.3(a) or as desired by Tenant) of the Building and all parts and appurtenances, which are required in the normal maintenance and operation of the Building consistent with the standards of a Class "A" office building in the North Dallas Tollway/LBJ Freeway corridor in Dallas, Texas. The cost and expense of any maintenance or repair to the Building or such systems necessary due to the acts or omissions of Tenant or Tenant's agents, employees, contractors, invitees, licenses or assignees, shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

         6.2 TENANT'S OBLIGATIONS. Tenant, at its sole cost and expense, shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance within and upon the Leased Premises, including Tenant's improvements, and all parts and appurtenances thereof (except for the aforementioned electrical, plumbing and mechanical systems installed by Landlord or Landlord's Contractor within the Leased Premises as part of the Base Building Systems and Tenant Improvements pursuant to Exhibit D-1 and, in part, Exhibit D-3 of Exhibit D, but Tenant shall be responsible for maintaining at its expense any supplemental HVAC equipment or systems installed solely pursuant to Section 5.3(a) or as desired by Tenant), which are required in the normal maintenance and operation of the Leased Premises.

                   ARTICLE VII. ALTERATIONS: TENANT'S PROPERTY

         7.1 ALTERATIONS BY TENANT. Tenant shall not, without Landlord's approval, make any alterations, additions or improvements in or on the Leased Premises. All alterations, additions or improvements to the Leased Premises made by Tenant shall become the property of Landlord at the expiration of the term of this Lease. Landlord reserves the right to require Tenant to remove any alteration, improvement or addition made to the Leased Premises by Tenant, and to repair and restore the Leased Premises to a condition substantially equivalent to the condition of the Leased Premises prior to any such alteration, addition or improvement, provided, however, that the foregoing shall not apply to the Tenant Improvements installed by Landlord pursuant to Exhibit D, unless Landlord expressly discloses to Tenant in writing at the time of the approval thereof that such removal shall be required, or to any other alterations, additions or improvements made with Landlord's approval, unless Landlord expressly discloses to Tenant in writing at the time of the approval thereof that such removal shall be required. Landlord agrees that it will not require such removal unless the alteration, addition or improvement shall make the cost of renovating the Leased Premises for office use following the expiration or termination of this Lease materially more expensive than if such alteration, addition or improvement had not been made. By way of illustration and not limitation, the installation of raised flooring for a computer room, interconnecting stairwell, additional toilet rooms, health club or any other item that is required to be removed by an express provision of this Lease would constitute alterations, additions or improvements that would make the cost of renovating the Leased Premises following expiration or termination of this Lease materially more expensive, but partitioning, special entry lobby features such as a plaster or sheetrock ceiling (provided ceiling height is maintained at nine
(9) feet), special lighting or special partition finishes or surfaces (such as glass block) would not.

         7.2 CONTRACTORS' INSURANCE REQUIREMENTS. In the event Landlord gives its approval to Tenant pursuant to Paragraph 7.1, Tenant shall require any third party vendor or contractor performing work on the Leased Premises to carry and maintain at no expense to Landlord: (a) Commercial General Liability Insurance with a combined single limit of $1,000,000 bodily injury and property damage per occurrence; (b) Auto Liability insurance with a combined single limit of $1,000,000; and (c) Workers' Compensation insurance in accordance with applicable state law and Employer's Liability insurance with limits of not less than $100,000/$100,000/$500,000. Tenant shall obtain a Certificate of Insurance prior to commencement of work and Landlord and Tenant are to be additional insureds as respects the liability coverages.

         7.3 TENANT'S PROPERTY. Tenant, at its expense and at any time and from time to time, may install in and remove from the Leased Premises its trade fixtures, equipment, removable walls and wall systems, furniture and furnishings, provided such installation or removal is accomplished without damage to the Leased Premises or the Building and the installation does not interfere with the other tenants and their guests use of the Building. On or prior to the termination date, Tenant shall remove all of Tenant's property from the Leased Premises and repair any damage to the Leased Premises caused by such removal. All property of Tenant remaining on the Leased Premises after the expiration of the term of this Lease shall be deemed to have been abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of such removal.

                        ARTICLE VIII. HAZARDOUS MATERIALS

         8.1 TENANT'S OBLIGATIONS AND LIABILITIES. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Building or the Property by Tenant, its agents, employees, contractors, or invitees (except for such minimal quantities as are normal and reasonable for a general office occupancy, provided the use, storage and disposition thereof shall at all times be in strict compliance with the requirements of applicable laws, ordinances, codes, rules and regulations). If Tenant breaches the foregoing covenant, Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs or liabilities (including, without limitation, diminution in value of the Building or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant, includes, without limitation, costs incurred in connection with any investigations of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of Hazardous Material in the Building or on the Property caused by Tenant results in any contamination of the Building or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Building and the Property to the conditions existing prior to the introduction of any such Hazardous Material in the Building or the Property, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Building or the Property. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

         8.2 DEFINITION. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 261) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

         8.3 INSPECTION. Landlord and its agents shall have the right, but not the duty, to inspect the Leased Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Leased Premises to remedy any contamination caused by Tenant's failure to comply, notwithstanding any other provisions of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business but shall not be liable for interference caused thereby.

         8.4 DEFAULT. Any default under this Article VIII shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease, notwithstanding the notice and cure provision of Paragraph 23.1 (which shall not be applicable hereto); provided, however, that Landlord shall first have notified Tenant in writing of Tenant's default under any provision of this
Article VIII and Tenant shall have failed to cure such default within twenty
(20) days after receipt thereof from Landlord (unless, (x) with respect to such default which cannot in the exercise of reasonable diligence be cured within twenty (20) days, Tenant, in good faith, after receiving such notice, shall have commenced and thereafter diligently performed all action necessary to cure such default or (y) with respect to such default that results in an emergency condition, Tenant fails to remove such emergency condition immediately).

         8.5 LANDLORD WARRANTY. Landlord represents and warrants as of the Fixturing Date that, (i) to the best of its knowledge and belief, based in part on that certain report, dated May 22, 1997, prepared by ATC Associates, inc., there are no Hazardous Materials located on or under the Property, the Building or the Leased Premises; and (ii) Landlord has not received notice from any governmental agency, entity, or other person regarding violations with respect to any Hazardous Materials or laws or regulations regulating Hazardous Materials. Landlord shall indemnify Tenant against all reasonable costs actually incurred by Tenant to comply with applicable laws and regulations relating to Hazardous Materials, to the extent any Hazardous Materials are located in, on or under the Property, the Building or the Leased Premises as a result of Landlord's actions prior to the Fixturing Date or to the extent Landlord causes or permits Hazardous Materials to be brought on or into the Property, the Building or the Leased Premises during the Lease Term by persons other than Tenant, or its agents, employees, contractors, subtenants, invitees or licensees.

                      ARTICLE IX. ASSIGNMENT AND SUBLETTING

         Tenant shall not assign, transfer or encumber this Lease or any part hereof and shall not sublet, grant licenses or concessions, nor allow any other occupant to come in, with or under Tenant, nor shall Tenant permit this Lease or the leasehold estate hereby created to become vested in or owned by any other person, firm or corporation by operation of law or otherwise without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Article IX, Landlord shall be deemed to have been reasonable in withholding its consent to a proposed assignment or sublease if Landlord bases its withholding of consent on such factors (by way of illustration and not limitation) as the identity and business reputation of the proposed assignee or subtenant, the relationship of the proposed assignee or subtenant to the tenant mix in the Building, the type or nature of the proposed assignee's or subtenant's business, the creditworthiness of the proposed assignee or subtenant, written objection by another tenant of the Building to such assignment or subletting, and any agreement or leasing restrictions with existing tenants or other third parties that prohibit Landlord from leasing to the proposed assignee or subtenant. If Tenant is a corporation or limited liability company, then any type of transfer or assignment, whether by merger, consolidation, liquidation, or otherwise, or any change in the ownership or power to vote a majority of Tenant's outstanding voting stock shall constitute a prohibited assignment for the purposes of this Article IX. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord of the actions prohibited by this Article IX, nor as a release of Tenant from any obligation or liability under this Lease. In the event Landlord consents to an assignment or sublet by Tenant, Tenant shall not be relieved from its obligations under this Lease.

         In lieu of giving any consent to a sublet or an assignment of all the Leased Premises, Landlord may, at Landlord's option, elect to terminate this Lease. In the case of a proposed subletting of a portion of the Leased Premises, Landlord may, at Landlord's option, elect to terminate the Lease with respect to that portion of the Leased Premises being proposed for subletting. The effective date of any such termination shall be thirty (30) days after the proposed effective date of any proposed assignment or subletting. In the event Landlord within one (1) year of such termination enters into a lease for the portion of the Leased Premises for which the Lease has been so terminated with the person or entity to whom Tenant has proposed to assign this Lease or sublease the subject portion of the Leased Premises, then Landlord shall pay to Tenant fifty percent (50%) of any subrentals or assignment fees or other rentals attributable to the terminated portion of the Term in excess of the rental provided in this Lease with respect to the subject portion of the Leased Premises for such terminated portion of the Term, after deduction therefrom of Landlord's out-of-pocket costs of such reletting attributable to such terminated portion of the Term, including, without limitation, reasonable brokerage commissions and fees, attorneys' fees, and tenant improvement costs.

         The option to consent or not consent to a proposed assignment or sublease or to terminate this Lease, or this Lease with respect to the subject space, as the case may be, shall be exercisable by Landlord in writing within a period of fifteen (15) days after Landlord's receipt of Tenant's written request for such consent, together with a copy of the proposed sublease or assignment and such other information as Landlord may reasonably require to evaluate Tenant's request. Failure to elect to consent, not consent or terminate within such fifteen (15) day period shall entitle Tenant to send Landlord a notice advising Landlord that, if Landlord does not elect to consent, not consent or terminate within three (3) business days after Landlord's receipt of such second notice, such failure shall be deemed Landlord's consent to the proposed assignment or sublease.

         Fifty percent (50%) of any proceeds in excess of Base Rent and Tenant's Additional Rent which is received by Tenant pursuant to an assignment of subletting consented to by Landlord, less reasonable brokerage commissions actually paid by Tenant, and less other reasonable costs incurred by Tenant in connection with making the space available for lease, shall be remitted to Landlord as extra rent within 10 days of receipt by Tenant. For purposes of this paragraph, all money or value in whatever form received by Tenant from or on account of any person or entity as consideration for an assignment or subletting shall be deemed to be proceeds received by Tenant pursuant to an assignment or subletting.

         Notwithstanding anything to the contrary in this Article IX, Tenant shall have the right to assign this Lease or sublet the Leased Premises without notice (except as hereinafter provided) to or consent by Landlord to any firm, person, corporation, partnership, limited liability company, trust or other entity which controls, is controlled by, or is under common control with Tenant, Richmont

Marketing Specialists, Inc., or Richmont Corporation (a "Tenant Affiliate"), or into which or with which Tenant shall merge or consolidate, or which acquires all or substantially all of the stock or assets of Tenant, provided (i) the assignee or transferee's verifiable tangible net worth after any such merger, consolidation, or asset acquisition shall not be less than Tenant's verifiable tangible net worth immediately prior to such transaction, (ii) such Tenant Affiliate or other permitted assignee or transferee must conduct a business in the Leased Premises consistent with the character of the Building, and (iii) Tenant gives Landlord written notice of such assignment or subletting not later than thirty (30) days after the effective date thereof. The terms "control," "controlling," and "controlled by," as used in the immediately preceding sentence, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any firm, person, corporation, partnership, limited liability, trust or other entity (whether through the ownership of voting securities, by contract or otherwise). No such subletting or assignment shall relieve Tenant of its primary liability under this Lease.


                      ARTICLE X. CASUALTY OR EMINENT DOMAIN

         10.1 DAMAGE TO PROPERTY. If the Leased Premises are made substantially untenantable by fire or other casualty, Landlord shall engage a registered architect to provide to both Landlord and Tenant within forty-five (45) days of the casualty date an estimate of the time needed to restore the Leased Premises to tenantability, and Landlord shall provide to Tenant such estimate and all other relevant information in Landlord's possession within five (5) days after Landlord's receipt thereof. If the time needed to restore the Leased Premises (including the Tenant Improvements as originally constructed pursuant to Exhibit
D) to tenantability exceeds one hundred fifty (150) days, or if the restoration would commence during the last twelve (12) months of the Lease Term, then either Tenant or Landlord may elect to terminate this Lease as of the date of such fire or other casualty by delivery of notice of termination to the other party within twenty (20) days after Tenant's receipt of the architect's estimate.

         If the Leased Premises are damaged by fire or other casualty but are not made substantially untenantable, then Landlord shall proceed with reasonable diligence to repair and restore the Leased Premises (including the Tenant Improvements as originally constructed pursuant to Exhibit D), other than leasehold improvements paid for by Tenant, unless such damage occurs during the last six (6) months of the Lease Term, in which event Landlord or Tenant shall have the right to terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to the other party within thirty (30) days after said casualty date.

         Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Leased Premises or Building requires that any insurance proceeds in excess of $500,000.00 be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty
(30) days after such requirement is made by any such holder, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. Notwithstanding the foregoing, Landlord shall not terminate this Lease unless Landlord also terminates the leases of all Building tenants in effect at such time, including the lease of Hartford Fire Insurance Company, if such lease is then in effect.

         10.2 RENT ABATEMENT. Commencing with the date of such casualty, the Base Rent and Additional Rent provided for herein shall abate pro rata to the extent that, and for so long as, any portion of the Leased Premises are not reasonably usable by Tenant in the ordinary conduct of its business; provided, however, that if the casualty if due primarily to the act or neglect of Tenant, its employees, agents or contractors, such abatement shall be limited to the amount of rent insurance proceeds available to Landlord on account of abated rent for the Leased Premises.

         10.3 EMINENT DOMAIN. In the event the whole or any substantial part of the Building or the Leased Premises shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, this Lease shall terminate as of the date of the taking of possession by the condemning authority, and rent shall be apportioned as of said date. In the event less than a substantial part of the Building or the Leased Premises shall be taken or condemned for any public or quasi-public use or purpose so as to render the Leased Premises or any part thereof not reasonably usable by Tenant in the ordinary conduct of its business, or if any adjacent property or street shall be condemned or improved in such manner as to require the use of any part of the Leased Premises or the Building, then at the election of Landlord expressed by delivery of written notice to Tenant within ninety (90) days after said date of taking, condemnation or improvement, this Lease shall terminate as of said date without any payment to Tenant therefor. All income, rent, awards or interest derived from any such taking or condemnation shall belong to and be the property of Landlord, and Tenant hereby assigns Tenant's interest, if any, in such award to Landlord.

         Notwithstanding the foregoing, Tenant shall have all rights permitted under the laws of the State of Texas to appear, claim and prove in proceedings relative to such taking (i) the value of any fixtures, furnishings, and other personal property which are taken but which under the terms of this Lease Tenant is permitted to remove at the end of the Lease Term, (ii) the unamortized cost (such costs having been amortized on a straight line basis over the lease term excluding any renewal term) of Tenant's Improvements which are taken that Tenant is not permitted to remove at the end of the Lease Term and which were installed solely at Tenant's expense (i.e., not paid for by Landlord or purchased with Landlord's Allowance for Tenant Improvement Costs), and (iii) relocation and moving expenses, but not the value of Tenant's leasehold estate created by this Lease; provided, however, that no such claim will be permitted to the extent it diminishes the award Landlord receives from the condemning authority. If this Lease is terminated in accordance with this Paragraph 10.3, the Base Rent and the Additional Rent shall be apportioned on a per diem basis and shall be payable through the effective date of the termination.

                    ARTICLE XI. INDEMNIFICATION AND INSURANCE

         11.1 INDEMNIFICATION. Except as otherwise expressly provided in this Lease, Landlord shall not in any event be responsible for loss of property from or for damage to person or property occurring in or about the Leased Premises, however caused, including but not limited to any damage from steam, gas, electricity, water, plumbing, rain, snow, leakage, breakage or overflow, whether originating in the Leased Premises, premises of other tenants, or any part of the Building whatsoever.

         Tenant agrees to indemnify and hold harmless Landlord from and against all claims of whatever nature arising from any accident, injury or damage to person or property during the Term of this Lease in or about the Leased Premises or arising from any accident, injury or damage to personal property occurring outside the Leased Premises but within the Building or the Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence on the part of Tenant, or on the part of any of its licensees, agents, invitees, servants or employees. This indemnity agreement shall include indemnity against all costs, claims, expenses, penalties, liens and liabilities including attorney's fees incurred in or in connection with any such claims or proceedings brought thereon and the defense thereof. Notwithstanding anything in this Paragraph 11.1 to the contrary, Tenant shall have no obligation to indemnify and hold Landlord harmless from and defend Landlord against any claim or liability for any injury or death to any person or damage to any property arising from (i) any acts of gross negligence or intentional tort committed by Landlord or its agents, employees or contractors; or (ii) any acts of negligence committed by Landlord or its agents, employees or contractors, but only to the extent such acts of negligence have been found to be the acts of Landlord or its agents, employees or contractors and to be the primary cause of the damage or injury that is the subject of the claim and such finding is entered as a final, nonappealable judgment against Landlord.

         Landlord agrees to indemnify and hold harmless Tenant from and against all claims of whatever nature arising from any accident, injury or damage to person or property occurring outside the Leased Premises but within the Building or the Property where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence on the part of Landlord, or on the part of any agent, employee or contractor of Landlord. This Indemnity Agreement shall include indemnity against all costs, claims, expenses, penalties, liens and liabilities including attorneys' fees incurred in or in connection with any such claims or proceedings brought thereon and the defense thereof. Notwithstanding anything in this Paragraph 11.1 to the contrary, Landlord shall have no obligation to indemnify and hold Tenant harmless from and defend Tenant against any claim or liability for any injury or death to any person or damage to any property arising from (i) any acts of gross negligence or intentional tort committed by Tenant or its agents, employees or contractors; or (ii) any acts of negligence committed by Tenant or its agents, employees or contractors but only to the extent such acts of negligence have been found to be the acts of Tenant or its agents, employees or contractors and to be the primary cause of the damage or injury that is the subject of the claim and such finding is entered as a final, nonappealable judgment against Tenant.

         11.2 TENANT'S INSURANCE. Tenant will maintain Commercial General Liability insurance with respect to the Leased Premises naming Landlord as additional insured, with a combined single limit of $2,000,000 bodily injury and property damage per occurrence and $2,000,000 aggregate limit applicable to this location, and Auto Liability insurance with a combined single limit of $2,000,000. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Landlord and Landlord's mortgagee, if any, shall be named as an additional insured and the insurance shall be primary to any insurance maintained by Landlord, without contribution; provided, however, that Tenant shall have no obligation to name Landlord's mortgagee, if any, as an additional insured unless Landlord requests such in writing. Tenant shall deliver to Landlord a Certificate of Insurance at least seven (7) days prior to the commencement of the term of this Lease and a renewal certificate at least seven (7) days prior to the expiration of the Certificate it renews. Said Certificate must provide thirty (30) days prior notice to Landlord in the event of material change or cancellation. Tenant also agrees to maintain broad form Commercial Property insurance coverage under ISO form CP1030 or like coverage under a non-ISO form covering all Tenant's personal property, improvements and betterments to their full replacement value and Worker's Compensation insurance in accordance with applicable state law and Employer's Liability insurance with limits of not less than $100,000/$100,000/$500,000. Tenant agrees that if its use and occupancy of the Leased Premises cause the property insurer to raise premiums as a result of such use or occupancy, then Tenant will directly reimburse Landlord for the cost of such increased premium. Tenant agrees to comply with all reasonable recommendations from any insurer of the property that result as a direct result of Tenant's use of the Leased Premises.

         11.3 SURVIVAL OF INDEMNITIES. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of this Lease.

         11.4 LANDLORD'S INSURANCE. Landlord shall at all times during the Lease Term carry the casualty insurance required by the deed of trust or mortgage, if any, covering the Property, including the Building, and all improvements constructed therein or elsewhere on the Property (which casualty insurance as of the effective date of this Lease is builder's risk insurance in an amount at least equal to the replacement cost of the Building, but not less than the balance that is owed under the mortgage). Landlord shall at all times during the term of this Lease maintain commercial general liability insurance as required by said deed of trust or mortgage, if any. Said casualty and commercial general liability insurance shall be maintained at the expense of Landlord (subject to Paragraph 2.3) with an insurance company(ies) licensed to do business in Texas, which insurer shall be financially sound.

                           ARTICLE XII. RIGHT OF ENTRY

         Landlord reserves the right to use the Building and every part thereof, and Tenant shall permit access to the Leased Premises to Landlord, Landlord's property manager or Landlord's agents or attorneys at all reasonable times and upon reasonable advance notice to Tenant (except in emergencies) for inspection and cleaning and from time to time to repair as provided in Paragraph 6.1, maintain, alter, improve and remodel the Building and each part thereof; Tenant shall not be entitled to any compensation, damages or abatement or reduction in rent on account of any such repairs, maintenance, alterations, improvements or remodeling. Landlord reserves the right at any time and from time to time to enter and be upon the Leased Premises for the purpose of examining same. Landlord shall have the right, at reasonable hours, and upon six (6) hours advance notice to Tenant, to enter upon the Leased Premises or exhibit the same to prospective tenants, lenders or insurers. Landlord will cooperate with Tenant so that any entry into the Leased Premises by Landlord permitted under this
Article XII will not unreasonably interfere with the conduct of Tenant's business in the Leased Premises, and Tenant will cooperate with Landlord to accommodate Landlord's need to make repairs, maintenance, alterations, improvements or remodeling in a timely and cost effective manner. Landlord shall take commercially reasonable precautions to mitigate the disruption of Tenant's operations in the Leased Premises resulting from any entry permitted under this
Article XII during Business Hours.

               ARTICLE XIII. PROPERTY LEFT ON THE LEASED PREMISES

         Upon the expiration of this Lease or if the Leased Premises should be vacated at any time, or abandoned by Tenant, or this Lease should terminate for any cause, and at the time of such termination, vacation, abandonment Tenant or Tenant's agents, or any other person should leave any property of any kind or character on or in the Leased Premises, the property shall be deemed abandoned. Landlord, Landlord's property manager or Landlord's agents or attorneys shall have the right and authority, without notice to Tenant, Tenant's agents, or anyone else, to remove and destroy or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to Tenant for the abandoned property. The abandoned property shall belong to Landlord as compensation for the removal and disposition of said property.

                      ARTICLE XIV. SIGNS AND ADVERTISEMENTS

         Except as otherwise provided in this Lease or the Exhibits thereto, no exterior signs, advertisements, posters on windows, decorations or other fixtures shall be erected by Tenant without the prior written consent of Landlord. Tenant, at its sole cost and expense, shall be entitled (subject to Landlord's review and approval) to install appropriate signage, including Tenants' corporate name and logo, in the elevator lobbies and on entrance doors to the Leased Premises on all floors occupied entirely by Tenant. Landlord reserves the right to review and approve the location, color, size, configuration, materials, workmanship and design of such signage. Upon the expiration or earlier termination of this Lease, Tenant shall remove all such signage and shall repair any damage to the Building caused by the installation or removal of such signage.

                               ARTICLE XV. NOTICES

         Any notice, demand, request, consent, approval or communication under this Lease shall be in writing and shall be deemed to have been duly given and received at the time and on the date when personally delivered, or 1 day after being delivered to a nationally recognized commercial carrier service for next-day delivery or 3 days after deposit in the United States mail, certified or registered mail with a return receipt requested, with all postage prepaid, addressed to Landlord or Tenant (as the case may be) at their respective addresses set forth in the Lease Summary.

                          ARTICLE XVI. MECHANIC'S LIENS

         Tenant and any vendor, contractor or subcontractor performing work on behalf of Tenant shall keep the Building, the Property, the Leased Premises and the improvements at all times during the Term of this Lease, free of mechanic's and materialmen's liens and other liens of like nature. Tenant at all times shall fully protect and indemnify Landlord against all such liens or claims and against all attorneys fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should Tenant fail fully to discharge any such lien or claim, Landlord, in its sole discretion, may pay the same or any part thereof, and Landlord shall be the sole judge of the validity of said lien or claim. All amounts so paid by Landlord, together with interest thereon at the "Prime Rate" (as defined in Paragraph 24.20) plus two percent (2%) per annum (but not in excess of the maximum lawful rate) from the time of payment by Landlord until repayment by Tenant, shall be paid by Tenant upon demand, and if not so paid, shall continue to bear interest at the aforesaid rate, payable monthly as Additional Rent. Notwithstanding the foregoing, Tenant shall not have any liability for nor shall Tenant indemnify Landlord against any such mechanic's or materialmen's liens and other liens of like nature placed on the Leased Premises, the Property or the Building by Landlord's Contractor (as hereinafter defined in Exhibit D), or any of Landlord's Contractor's subcontractors, suppliers, or materialmen, or other contractors employed by Landlord, arising out of or related in any way to the Tenant Improvements constructed under Landlord's supervision pursuant to Exhibit D, to the extent the cost of such Tenant Improvements is to be paid with the proceeds of Landlord's Allowance for Tenant Improvement Costs (as defined in Exhibit D). Nothing in the immediately preceding sentence shall relieve Tenant of any obligation under this Article XVI or elsewhere in this Lease for liens arising due to Tenant's failure timely to pay Tenant's Costs (as defined in Exhibit D) as provided in Exhibit D.

             ARTICLE XVII. SUBORDINATION; ATTORNMENT; NONDISTURBANCE

         17.1 SUBORDINATION. Landlord may, from time to time, grant first lien deeds of trust, security deeds, mortgages or other first lien security interests covering its estate in the Building (each a "Mortgage"). Tenant agrees that this Lease shall be subject and subordinate to each Mortgage, including any modifications, extensions or renewals thereof and advances thereunder from time to time in effect. Tenant shall, upon request, from time to time execute and deliver to Landlord or the holder of any Mortgage any instrument requested by Landlord or the holder of such Mortgage to evidence the subordination of this Lease to any such Mortgage, provided, however, that such future lender, mortgagee, or ground lessor provides to Tenant a commercially reasonable subordination, non-disturbance, and attornment agreement (Tenant hereby accepting for such purpose an agreement in the form attached as Exhibit J hereto). Landlord warrants and represents to Tenant that all existing mortgagees and ground lessors having an interest in the Building or the Property are identified on Exhibit K attached hereto.

         17.2 ATTORNMENT. Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage (including the transferee as the result of a foreclosure or deed in lieu of foreclosure), and to be bound to such party under all the terms, covenants and conditions of this Lease for the balance of the Term, including any extended term, with the same force and effect as if such party were the original Landlord under this Lease.

         17.3 CONFIRMING AGREEMENT. Upon the request of Landlord, Tenant agrees to execute a subordination and attornment agreement incorporating the provisions set forth above and otherwise in form reasonably acceptable to Landlord. Tenant's agreement to subordinate this Lease to any ground lessor or mortgagee and/or attorn to any party succeeding to the interest of Landlord as provided in Paragraphs 17.1 and 17.2 above is expressly contingent upon Landlord obtaining from any such party a commercially reasonable subordination, non-disturbance and attornment agreement (Tenant hereby accepting for such purpose an agreement in the form of Exhibit J hereto).

         17.4 NONDISTURBANCE. Landlord shall cause any lessor under a future ground lease or the holder of any present or future Mortgage encumbering the Building, the Property or both to provide Tenant with an agreement in recordable form stating that such lessor or holder, as the case may be, will not disturb Tenant's occupancy of the Leased Premises in the event of a foreclosure of such Mortgage or a termination of such ground lease, provided there is not a breach or default by Tenant under this Lease which is not cured within any applicable cure period. Such agreement must expressly recognize Tenant's right of offset contained in Paragraph 24.19 of this Lease, recognize Landlord's obligation for payment of brokerage fees as provided in Paragraph 24.10, and assume Landlord's obligation to provide Landlord's Allowance for Tenant Improvement Costs due to Tenant, as provided in Exhibit D. Tenant hereby accepts an agreement in the form of Exhibit J attached hereto as fully satisfying the requirements of this Paragraph 17.4.

                       ARTICLE XVIII. COMPLIANCE WITH LAW
                            AND RULES AND REGULATIONS

         18.1 Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of the Leased Premises and with the recorded covenants, conditions and restrictions (provided, however, that Landlord provides a written copy of said covenants, conditions, and restrictions to Tenant within thirty (30) days after the date of this Lease), regardless of when they became effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinance pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Leased Premises.

         18.2 The rules and regulations attached as Exhibit C ("Rules and Regulations") are Landlord's Rules and Regulations for the Building. Tenant shall faithfully observe and comply with such Rules and Regulations and such reasonable changes therein (whether by modification, elimination, addition or waiver) as Landlord may hereafter make and communicate in writing to Tenant, which shall be necessary or desirable for the reputation, safety, care or appearance of the Building and the Property or the preservation of good order therein or the operation or maintenance of the Building and the Property or the equipment thereof or the comfort of tenants or others in the Building and the Property. In the event of a conflict between the provisions of this Lease, the provisions of this Lease shall control.

                          ARTICLE XIX. LANDLORD'S LIEN

                  Notwithstanding any of Landlord's statutory or common law rights, the parties agree that any Landlord's lien and/or security interest in Tenant's property specifically excludes Tenant's business records. Further, Landlord agrees to subordinate any liens and/or security interests (including, but not limited to, the statutory landlord's lien) to any lien securing financing of Tenant's personal property located in the Leased Premises.

                        ARTICLE XX. ESTOPPEL CERTIFICATE

         Tenant shall from time to time, upon not less than ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing:

                  (a) Stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications).

                  (b) Stating the dates to which the rent and other charges hereunder have been paid by Tenant.

                  (c) Stating whether or not to the best knowledge of Tenant, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying any such default of which Tenant may have knowledge.

                  (d) Stating the address to which notices to Tenant should be sent pursuant to Article XV of this Lease.

                  (e) Stating such other matters as Landlord may reasonably require.

         Any such statement delivered pursuant hereto may be relied upon by any owner of the Building and/or the Leased Premises, any prospective purchaser of the Building and/or Leased Premises, any mortgagees or prospective mortgagee of the Building and/or Leased Premises, any prospective assignee of any such mortgagee, or any prospective purchaser of the Property.

                            ARTICLE XXI. HOLDING OVER

         Provided Tenant gives Landlord not less than six (6) months advance notice thereof, Tenant shall be permitted to retain possession of the Leased Premises after the expiration of the Term of this Lease without any modification of this Lease or other written agreement between the parties for a period not to exceed two (2) months after the Expiration Date. Such occupancy shall be pursuant to all of the terms and conditions of this Lease, except that Tenant shall pay Base Rent during such period in an amount equal to one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to the expiration of the Term, and except that, after the expiration of such two (2) month period, the foregoing provisions of this Article XXI shall no longer be effective. After the expiration of such two (2) month period, Tenant shall instead be permitted to retain possession of the Leased Premises for an additional period not to exceed twelve (12) months, under the same terms and conditions as the initial two (2) month holdover, except that Tenant shall be a month-to-month tenant (i.e., either Landlord or Tenant may terminate such tenancy upon not less than thirty (30) days advance written notice), and Tenant shall pay Base Rent in an amount equal to one hundred seventy-five percent (175%) of the Base Rent in effect immediately prior to the expiration of the Term. After the expiration of such twelve (12) month period or earlier termination of such month-to-month tenancy by Landlord or Tenant, or at any other time after the expiration or termination of this Lease during which Tenant remains in occupancy of the Leased Premises without the express right to do so under this Article XXI, Tenant shall be a tenant-at-sufferance, and (i) until Tenant relinquishes possession of the Leased Premises, Tenant shall pay rent in an amount equal to two hundred percent (200%) of the Base Rent in effect immediately prior to the expiration of the Term, and (ii) Tenant shall pay to Landlord all direct and consequential damages sustained by reason of Tenant's retention of possession for lost rentals, leasing fees, advertising costs, marketing costs, holdover or alternative space rents, tenant finish expense and relocation costs. There shall be no renewal of this Lease by operation of law.

                          ARTICLE XXII. TENANT'S STATUS

         Tenant represents and warrants to Landlord that:

         22.1 POWER AND AUTHORITY. Tenant has the right, power and authority to execute and deliver this Lease and to perform the provisions hereof and is, to the extent required, qualified to transact business and in good standing under the laws of the State of Texas.

         22.2 AUTHORIZATION. The execution of this Lease by Tenant, or by the persons or other entities executing this Lease on behalf of Tenant, and the performance by Tenant of Tenant's obligations under this Lease in accordance with the provisions hereof have been, to the extent required, duly authorized by all necessary action of Tenant.

                      ARTICLE XXIII. DEFAULTS AND REMEDIES

         23.1 DEFAULT BY TENANT. Tenant shall be in default under this Lease if:

                  (a) Tenant shall fail to pay when due any Base Rent, Additional Rent or other payment to be made by Tenant under this Lease and the failure continues for a period of ten (10) days after notice from Landlord (provided that Landlord shall only be obligated to give Tenant notice of any rent default twice in any twelve (12) month period, and thereafter Tenant shall be deemed in default within ten
         (10) days after failure to make such payment without requirement of notice from Landlord);

                  (b) Tenant violates or breaches, or fails to fully and completely observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease and the violation or breach continues for a period of twenty (20) days after written notice from Landlord (if the matter in question is not reasonably susceptible of cure by Tenant within the twenty-day period, then Tenant shall have such additional time as may reasonably be necessary, but no more than an additional seventy (70) days, within which to effect curative action provided that Tenant institutes the curative action within the twenty-day period and prosecutes the same diligently to completion);

                  (c) Tenant becomes insolvent, or makes an assignment for the benefit of creditors; or any action is brought by Tenant seeking its dissolution or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property.

                  (d) Tenant commences a voluntary proceeding under the Federal Bankruptcy Code, or any reorganization or arrangement proceeding is instituted by Tenant for the settlement, readjustment, composition or extension of any of its debts upon any terms; or any action or petition is otherwise brought by Tenant seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature; or if any action is brought against Tenant seeking its dissolution or liquidations of any of its assets, or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and any such action is consented to or acquiesced in by Tenant or is not dismissed within 3 months after the date upon which it was instituted.

         23.2 LANDLORD REMEDIES. Upon the occurrence of a default by Tenant, as described in Paragraph 23.1 above or elsewhere in this Lease, Landlord shall have the option to do and perform any one or more of the following, in addition to, and not in limitation of, any other remedy or right permitted or available at law or in equity or by this Lease:

                  (a) Terminate Tenant's right to possession of the Leased Premises, in which case Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the court award of the unpaid Base Rent, Additional Rent and other charges and additional rentals which had been earned at the time of the termination; (ii) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges and additional rentals which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the court award of the amount by which the unpaid Base Rent, Additional Rent and other charges and additional rentals which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) such other amounts as are necessary to compensate Landlord for the detriment caused by Tenant's failure to perform its obligations under the Lease, including, but not limited to, the cost of recovering possession of the Leased Premises, expenses of reletting, including necessary renovation or alteration of the Leased Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparagraphs (i) and (ii) above, the "worth at the time of the court award" is computed by allowing interest at the "Prime Rate" (as defined in Section 24.20) plus two percent (2%) per annum, but not exceeding the maximum lawful rate. As used in subparagraph (iii) above, the "worth at the time of the court award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the location of the Building at the time of award plus two percent (2%).

                  (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  (c) Terminate this Lease. No such termination of this Lease shall affect Landlord's rights to collect Base Rent, Additional Rent or other amounts and additional rentals due for the period prior to termination. In the event of any termination of this Lease, in addition to any other remedies set forth above, Landlord shall have the right to recover from Tenant upon such termination damages in an amount determined as provided in Paragraph 23.2(a) above.

                  (d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Texas. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy. No action taken by or on behalf of Landlord under this section shall be construed to be an acceptance of a surrender of this Lease.

                  (e) For avoidance of doubt, and notwithstanding anything to the contrary herein, Tenant's liability in connection with any reletting of the Leased Premises upon the default by Tenant shall not be increased as a result of reletting costs appropriately allocated and attributed to any part of a lease term under such reletting that extends beyond the term of this Lease, as extended (assuming this Lease were not terminated prior to its scheduled expiration date, as extended) (the "Tail Period"). By way of example, Tenant shall have no liability for any of the following costs to the extent appropriately allocated and attributed to any such Tail Period: (i) brokerage fees associated with reletting of the Leased Premises, (ii) costs of renovation or alterations in the Leased Premises, or (iii) of Landlord's attorneys' fees.

                  (f) For avoidance of doubt, Landlord has a duty to mitigate damages under this Lease when Tenant is in default and either (i) Tenant has abandoned the Leased Premises, (ii) Tenant has vacated the Leased Premises or (iii) Tenant's right to possession of the Leased Premises has been terminated by Landlord in accordance with this Lease. Landlord and Tenant acknowledge and agree that Landlord shall have taken "objectively reasonable efforts" to mitigate damages if Landlord has done the following:

                           (A) Place the Leased Premises in Landlord's inventory
                  of available space within forty-five (45) days after Tenant no longer occupies the Leased Premises following such default (and the expiration of the applicable notice and cure periods);

                           (B) Market Landlord's available inventory (including,
                  without limitation, the Leased Premises) to area brokers within forty-five (45) days after Tenant no longer occupies the Leased Premises following such default (and the expiration of the applicable notice and cure periods), provided, however, that Landlord shall be under no obligation to give the Leased Premises preferential marketing over other available inventory in the Building;

                           (C) After (A) and (B) above have been complied with,
                  advertise the space for lease in a suitable trade journal or newspaper at least once per month (it being agreed that an advertisement respecting the availability of space generally in the Building, without specific reference to the Leased Premises, will satisfy this requirement); and

                           (D) After (A) and (B) above have been complied with,
                  show the space to prospective tenants who request to see it.

         23.3 REMEDIES CUMULATIVE. The foregoing remedies are cumulative of, and in addition to, and not restrictive or in lieu of, the other remedies provided for herein or allowed by law or in equity, and may be exercised separately or concurrently, or in any combination, and pursuit of any one or more of such remedies shall not constitute an election of remedies which shall exclude any other remedy available to Landlord.

         23.4 MISCELLANEOUS. No agreement to accept a surrender of the Leased Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Leased Premises or a termination of this Lease unless made in writing and signed by Landlord. No re-entry or taking possession of the Leased Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to

Tenant. Landlord's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy, and no waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of its rights or remedies or to insist upon strict compliance by Tenant with any term or provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict compliance with the terms and provisions of this Lease.

         23.5 ATTORNEY'S FEES. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, or breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

         23.6 LANDLORD'S DEFAULT. Landlord shall be in default under this Lease if Landlord breaches any warranty, or any covenant, duty, or obligation required to be performed by Landlord under this Lease, and the breach continues for a period of twenty (20) days after notice from Tenant (if the matter in question is not reasonably susceptible of cure by Landlord within the twenty-day period, then Landlord shall have such additional time as may reasonably be necessary, but no more than an additional seventy (70) days, within which to effect curative action provided that Landlord institutes the curative action within the twenty-day period and prosecutes the same diligently to completion).

         23.7 TENANT'S REMEDIES. Upon the occurrence of a default by Landlord, as described in Paragraph 23.6 above or elsewhere in this Lease, and provided such default results in an unsafe condition in the Leased Premises or the Building posing an imminent threat of, or which in fact causes material harm to, Tenant, Tenant's leasehold interest in and current and continued use and occupancy of the Leased Premises, or Tenant's employees or property, Tenant shall have the option, in addition to, and not in limitation of, any other remedy or right permitted or available at law or in equity or by this Lease to cure such default on behalf and at the reasonable expense of Landlord and do all reasonably necessary work and make all reasonably necessary payments in connection therewith; provided that Tenant shall not exercise such right to cure until Tenant has provided Landlord, and any mortgagee described in Article XVII above, ten (10) business days' written notice of Tenant's intent to cure such performance or breach, together with a written estimate prepared by an independent architect, engineer or contractor (or other similar professional) of the cost of the appropriate curative action. If Landlord or its mortgagee commences curative action within such ten (10) business day period, Tenant shall not take any action so long as Landlord or its mortgagee is diligently prosecuting such action to completion. Landlord shall reimburse Tenant for all reasonable sums expended by Tenant in effecting such cure, including attorneys' fees and expenses, but in no event greater than the estimate submitted by Tenant to Landlord as provided above, within thirty (30) days of Tenant's written demand to Landlord for payment (such demand accompanied by supporting invoices and other documentation evidencing payment of such costs by Tenant), together with interest thereon from the date until the date paid at the Prime Rate. In no event shall any mortgagee of Landlord have any obligation to cure any default of Landlord, except as may otherwise be expressly provided in any agreement between Tenant and such mortgagee pursuant to Article XVII hereof.

                           ARTICLE XXIV. MISCELLANEOUS

         24.1 NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

         24.2 NO REPRESENTATIONS BY LANDLORD. Neither Landlord, Landlord's property manager, nor any agent or employee of Landlord has made any representations or promises with respect to Leased Premises, Building or the Property except as set forth in this Lease, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

         24.3 ABANDONMENT. If Tenant shall abandon, vacate, or surrender the Leased Premises or be dispossessed by process of law, then Landlord may, at its option (without obligation), either (i) terminate this Lease and cause possession of the Leased Premises to be returned to Landlord upon demand, or
(ii) terminate this Lease from time to time as to a portion or portions of the Leased Premises and cause possession of such portion or portions of the Leased Premises to be returned to Landlord upon demand, without terminating the Lease as to the balance of the Leased Premises; in the event Landlord terminates this Lease with respect to a portion of the Leased Premises in accordance with the foregoing, Landlord shall be responsible for the construction of the demising wall separating such space from the remainder of the Leased Premises, and following any termination of this Lease as to a portion or portions of the Leased Premises, Tenant shall have no further obligation to pay Base Rent or future Additional Rent (other than Additional Rent attributable to any period prior to such termination) with respect to such portion or portions of the Leased Premises, but Tenant shall continue to be liable for all of its obligations under this Lease with respect to such portion or portions of the Leased Premises accruing prior to such termination and with respect to all obligations under this Lease relating to those portions of the Leased Premises for which this Lease has not been terminated. Landlord's remedies as set forth in this Paragraph 24.3 shall be Landlord's sole and exclusive remedies at law or in equity in the event that Tenant abandons, vacates or surrenders the Leased Premises or is dispossessed by process of law and is not in default under this Lease.

         24.4 SEVERABILITY OF PROVISIONS. If any clause or provision of this Lease shall be determined to be illegal, invalid or unenforceable under the present or future laws effective during the term hereof, then and in that event it is the intention of the parties that the remainder of this Lease shall not be affected by the invalid clause and shall be enforceable to the fullest extent of the law, and it is also the intention of the parties to this Lease that in place of any such clause or provision that is illegal, invalid, or unenforceable there be added as a part of his Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         24.5 INTERIOR CONSTRUCTION. The construction of Tenant's space, including any Tenant finish or improvements, shall be completed pursuant to Exhibit D attached hereto.

         24.6 RELOCATION OF LEASED PREMISES. [Intentionally Deleted.]

         24.7 BENEFITS AND BURDENS. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, permitted successors and permitted assigns. Landlord shall have the right, at any time and from time to time, to freely and fully assign all or any part of its interest under this Lease for any purpose whatsoever.

         24.8 WAIVER OF SUBROGATION. NOTWITHSTANDING ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY, LANDLORD AND TENANT HEREBY WAIVE AND RELEASE THEIR RESPECTIVE RIGHTS OF RECOVERY TO AND SUBROGATION AGAINST THE OTHER FOR ANY DIRECT OR CONSEQUENTIAL DAMAGE DUE TO ANY INJURY OR LOSS TO THE BUILDING, THE LEASED PREMISES, OR ANY IMPROVEMENTS (INCLUDING THE TENANT IMPROVEMENTS) THERETO, OR ANY PERSONAL PROPERTY OF SUCH PARTY THEREIN OR UNDER THE OTHER'S CONTROL DUE TO FIRE OR OTHER CASUALTY (INCLUDING LIABILITY FOR LOSS OF RENT) COVERED UNDER A POLICY OR POLICIES OF INSURANCE MAINTAINED BY THE DAMAGED PARTY (OR WOULD BE COVERED, IF MAINTAINED, BY POLICIES WHICH ARE REQUIRED HEREUNDER OR WHICH WOULD BE REQUIRED BUT FOR ANY SPECIFIC PROVISIONS FOR SELF-INSURANCE OR FOR A DEDUCTIBLE), WHETHER OR NOT SUCH DAMAGE IS ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE, OR ACT OF EITHER PARTY OR ITS RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, INVITEES OR LICENSEES. EACH PARTY HERETO AGREES TO ADVISE ITS INSURERS OF THE FOREGOING WAIVERS, TO HAVE SAID INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT INVALIDATION OF SAID INSURANCE COVERAGE BY REASON OF SUCH WAIVERS, AND TO PROVIDE A COPY OF SUCH WAIVERS TO THE OTHER PARTY.

         24.9 LANDLORD'S LIABILITY. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord or the individual partners, joint venturers, directors, officers, members, shareholders or beneficial owners of Landlord, and Tenant shall look solely to Landlord's equity in the Leased Premises and to no other assets of Landlord for satisfaction of any liability in respect to this Lease. Tenant will not seek recourse against Landlord or such individual entities or such other assets for such satisfaction. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Leased Premises or the leasehold estate under a ground lease of the Leased Premises at the time in question. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer.

         24.10 BROKERAGE. This Lease has been negotiated through the agency of, and Tenant warrants and represents to Landlord that no other broker was involved with the leasing of the Leased Premises or the negotiation of this Lease, or is entitled to any commission, except for, Tenant's Broker (as identified in the Basic Lease Information). Landlord shall compensate Tenant's Broker for its services in connection herewith pursuant to a separate commission agreement between Landlord and Tenant's Broker. Tenant agrees to indemnify and hold Landlord harmless against any other claims (including court costs and attorneys' fees) for commissions by any broker other than Tenant's Broker.

         24.11 RECORDING. Tenant shall not record this Lease without Landlord's prior written consent, and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder. Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord a short-form memorandum of this Lease for recording purposes.

         24.12 GOVERNMENTAL SURCHARGE. Tenant agrees to pay as Additional Rent upon demand, Tenant's Share of any parking charges, regulatory fees, utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, municipal or local government authority in connection with the use or occupancy of the Leased Premises or the parking facilities serving the Leased Premises.

         24.13 SPECIAL PROVISIONS. Special provisions of this Lease are attached hereto as Exhibit E and by this reference made a part thereof.

         24.14 ENTIRE AGREEMENT. It is understood that there are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.

         24.15 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party; provided, however, in no event shall the foregoing apply to the financial obligations of either Landlord or Tenant to the other under this Lease, including Tenant's obligation to pay Base Rent, Additional Rent or any other amount payable to Landlord hereunder.

         24.16 QUIET ENJOYMENT. Landlord covenants and agrees that so long as Tenant has committed no default under this Lease, Tenant's peaceful and quiet possession of the Leased Premises during the Lease Term shall not be disturbed by Landlord or by anyone claiming through or under Landlord, subject to the terms of this Lease and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

         24.17 CHOICE OF LAW.

                  (a) The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease, without regard to the principles of conflicts of laws. Each party


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
         submits to the jurisdiction of any court of the State of Texas sitting in Dallas County, Texas, or any United States federal court sitting in Dallas County, Texas, for the purposes of any legal proceeding arising out of this Lease, or the breach thereof, and agrees that service of any process, summons, notice, or document by United States certified mail or other available means of delivery to the address set forth herein will be effective service of process for any legal proceeding brought against such party in any such court. Each party waives any objection to venue of any legal proceeding arising out of this Lease, or the breach thereof, or any transaction contemplated hereby, which is brought in the courts of the State of Texas sitting in Dallas County, Texas, and waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) Except as hereinafter provided, the parties hereto agree to negotiate in good faith in an effort to resolve any dispute related to or arising out of this Lease or the breach thereof that may arise between the parties. If such dispute cannot be resolved by negotiation, the parties agree to submit the dispute to mediation before resorting to litigation. If the need for mediation arises, a mutually acceptable mediator shall be chosen by the parties to the dispute who shall share the cost of mediation services equally. Notwithstanding the foregoing, the provisions of this Paragraph 24.17(b) shall not apply to disputes relating to nonpayment of Base Rent or Additional Rent.

         24.18 CONSENT. Except as otherwise expressly provided in this Lease, any and all consents or approvals required to be obtained from either Tenant or Landlord under this Lease shall not be unreasonably withheld, conditioned or delayed.

         24.19 RIGHT OF OFFSET. If all or any portion of Landlord's Allowance for Tenant Improvement Costs due to Tenant remains unpaid after Tenant becomes entitled to the payment thereof, or if any commission due Tenant's Broker is not paid as and when due pursuant to the separate commission agreement between Landlord and Tenant's Broker, then Tenant shall be entitled to offset the unpaid and due amounts, together with interest thereon at the Prime Rate (as defined in Paragraph 24.20) plus two percent (2%) per annum, but not exceeding the maximum lawful rate, against Base Rent and Additional Rent becoming due under this Lease. Notwithstanding the foregoing, Tenant shall not be entitled to offset any amounts due Tenant's Broker unless and until Tenant has (i) given Landlord notice of such payment obligation and not less than fifteen (15) days thereafter to make the delinquent payment, (ii) paid the amount due to Tenant's Broker, and
(iii) provided Landlord with notice of such payment.

         24.20 PRIME RATE. The term "Prime Rate" shall mean the rate of interest announced from time to time by Citibank, N.A., or its direct or remote successor, as its prime rate of interest. An increase or decrease in the Prime Rate shall result in a corresponding increase or decrease in the rate of interest being charged hereunder and shall take effect on the day the increase or decrease in the Prime Rate is made effective. If Citibank, N.A., or its direct or remote successor, shall abandon or abolish the practice of publishing the Prime Rate, or should the same become unascertainable,

Landlord shall designate a comparable reference rate which shall then be deemed to be the Prime Rate under this Lease.

         24.21 EXHIBITS. The Lease and the exhibits and addendum, if any, specified in this Lease are attached to this Lease and by this reference made a part hereof.

         24.22 TIME OF ESSENCE. Subject to the provisions of Paragraph 24.15, time is of the essence of this Lease.



                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


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
         IN WITNESS WHEREOF, these presents have been executed on the respective dates indicated below, effective, however, as of this day and year first above written.

                                     LANDLORD:

                                     BSDAL I LIMITED PARTNERSHIP, a
                                     Georgia limited partnership

                                     By:  Barry & Company, Inc., a Georgia
                                          corporation, its sole general partner


                                          By:  /s/ HAROLD V. BARRY
                                               ---------------------------------
                                               Harold V. Barry, President

                                     Date: April 27, 1998


                                     TENANT:

                                     MARKETING SPECIALISTS SALES
                                     COMPANY


                                     By: /s/ TIMOTHY M. BYRD
                                        ----------------------------------------
                                           Title: Chief Financial Officer


                                     Date: April 27, 1998



                        [SIGNATURE PAGE TO OFFICE LEASE]


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